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                                                                  Exhibit 23.5



The Board of Directors
First Maryland Bancorp



We consent to the use of our report dated February 13, 1995, incorporated by reference and to the reference to our firm under the heading "Experts" in this prospectus.



                                                /s/ KPMG Peat Marwick LLP

                                                    KPMG Peat Marwick LLP

Baltimore, Maryland
March 6, 1997